SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 30, 2003

SAXON ASSET SECURITIES COMPANY (as Depositor under the Pooling and Servicing Agreement, dated as of September 1, 2003, providing for the issuance of Mortgage Loan Asset Backed Certificates, Series 2003-3)

         Saxon Asset Securities Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	333-103240	52-1865887
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4860 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (804) 967-7400

                                             None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant registered issuances of Mortgage Loan Asset Backed Certificates, Series 2003-3 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by Registration Statement on Form S-3 (Registration File No. 333-103240) (the “Registration Statement”).  Pursuant to the Registration Statement, the Registrant issued $980,500,000 in aggregate principal amount of Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (the “Certificates”) on September 16, 2003.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus Supplement, dated September 12, 2003, as supplemented by the supplement dated September 16, 2003 (and together with the Prospectus, dated February 27, 2003, the “Prospectus Supplement”), to file information relating to subsequent mortgage loans (the “Subsequent Mortgage Loans”) purchased by the Registrant.

Pursuant to the Subsequent Sales Agreement (the “Subsequent Sales Agreement”), attached as Exhibit 4.1, dated September 30, 2003, between Saxon Mortgage, Inc. (“SMI”) and Saxon Asset Securities Company (“Saxon”), and acknowledged by Deutsche Bank Trust Company Americas, the Registrant purchased Subsequent Mortgage Loans for inclusion in the Trust Fund established pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2003 (the “Pooling and Servicing Agreement”), among Saxon as depositor, SMI, as master servicer, Saxon Mortgage Services, Inc., as servicer and the Trustee, a form of which was filed as an exhibit to the Registrant’s Form 8-K filed on September 30, 2003.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling and Servicing Agreement and in the Subsequent Sales Agreement, as applicable.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Subsequent Sales Agreement, dated September 30, 2003,  between Saxon Mortgage, Inc. and Saxon Asset Securities Company, and acknowledged by Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON ASSET SECURITIES COMPANY

By: /s/ Ernest G. Bretana

      Name:  Ernest G. Bretana

      Title:    Vice President

Dated:  October 15, 2003

EXHIBIT INDEX

Exhibit No.

Description

Page No.

4.1

Subsequent Sales Agreement, dated September 30, 2003,

between Saxon Mortgage, Inc. and Saxon Asset

Securities Company, and acknowledged by Deutsche

Bank Trust Company Americas, as Trustee.